Exhibit 3.19

LIMITED LIABILITY COMPANY AGREEMENT
OF
KCI USA REAL HOLDINGS, L.L.C.

Organized under the Delaware Limited Liability Company Act

THIS LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time, this “Agreement”) hereby is entered into and adopted effective as of December 13, 2001, by KCI USA, Inc., a Delaware corporation, as the initial Member (as defined below) of KCI USA Real Holdings, L.L.C., a Delaware limited liability company (the “Company”).

ARTICLE I

DEFINITIONS

1.1                                 Definitions.  As used in this Agreement, the following terms have the following meanings:

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Agreement” has the meaning given to that term in the introductory paragraph.

“Capital Contribution” means the amount of money and the fair market value of any property contributed to the Company by a Member after appropriate reduction for liabilities assumed by the Company or otherwise burdening the Capital Contribution.  The initial Capital Contribution of each Member is set forth in Exhibit A.

“Certificate” has the meaning given to that term in Section 2.1.

“Company” means KCI USA Real Holdings, L.L.C, a Delaware limited liability company.

“DGCL” means the Delaware General Corporation Law, as amended.

“Manager” means a person that has been designated by the Members of the Company as a Manager of the Company pursuant to this Agreement.

“Member” means any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member in the Company.

“Percentage Interest” means the interest of a Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to vote, consent or approve.

ARTICLE II

Name and Location

Section 2.1.  Formation.  The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) under and pursuant to the Act.

Section 2.2.  Name.  The name of this limited liability company is KCI USA Real Holdings, L.L.C and all Company business must be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.

Section 2.3.  Principal Office.  The principal office of the Company shall be located in the City of San Antonio, State of Texas.

Section 2.4.  Registered Office.  The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of the registered agent of the corporation at such address is The Corporation Trust Company.

Section 2.5. Other Offices.  Other offices and other facilities for the transaction of business shall be located at such places as the Managers may from time to time determine.

Section 2.6. Purposes.  The purposes of the Company are to engage in any business or activity that is not forbidden by the law of the State of Delaware and of the jurisdiction in which the Company engages in business.

ARTICLE III

MEMBERSHIP

Section 3.1.  Members’ Interests.  The sole Member of the Company is KCI USA, Inc. which owns 100% of the Percentage Interest of the Company.

Section 3.2.  Admission to Membership.  The admission of new Members shall be only by the unanimous vote of the Members.  If new members are admitted, this Agreement shall be amended to reflect each Member’s revised Percentage Interest.

Section 3.3.  Property Rights.  No Member shall have any right, title, or interest in any of the property or assets of the Company.

Section 3.4.  Liability of Members.  No Member of the Company shall be personally liable for any debts, liabilities, or obligations of the Company, including under a judgment decree, or order of court.

Section 3.5.  Transferability of Membership.  Membership in the Company is transferable only with the unanimous written consent of all Members.  If such unanimous written consent is not obtained, the transferee shall be entitled to receive only the share of profits or other compensation by way of income and the return of contributions to which the transferor Member otherwise would be entitled.

Section 3.6.  Resignation of Member.  A Member may not withdraw from the Company except on the unanimous consent of the remaining Members.  The terms of a Member’s withdrawal shall be determined by agreement between the remaining Members and the withdrawing Member.

ARTICLE IV

MEMBERS’ MEETINGS

Section 4.1.  Time and Place of Meeting.  All meetings of the Members shall be held at such time and at such place within or without the State of Delaware as shall be determined by the Managers.

Section 4.2.  Annual Meetings.  In the absence of an earlier meeting at such time and place as the Managers shall specify, annual meetings of the Members shall be held at the principal office of the Company on the date which is thirty (30) days after the end of the Company’s fiscal year if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 a.m., at which the Members may transact such business as may properly be brought before the meeting.

Section 4.3.  Special Meetings.  Special meetings of the Members may be called at any time by any Member.  Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

Section 4.4.  Notice.  Written or printed notice stating the place, day and hour of any Members’ meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Member entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the Member at his address as it appears on the records of the Company at the time of mailing.

Section 4.5.  Quorum.  Members present in person or represented by proxy, holding a majority of the total votes which may be cast at any meeting shall constitute a quorum at all meetings of the Members for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  Once a quorum is constituted, the Members present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of Members as to leave less than a quorum.

Section 4.6.  Voting.  When a quorum is present at any meeting, the vote of the Members, whether present or represented by proxy at such meeting, holding a majority of the total votes which may be cast at any meeting shall be the act of the Members, unless the vote of a different percentage is required by the Act, the Articles of Organization or this Agreement.  Each Member shall be entitled to one vote for each percentage point represented by their Percentage Interest.  Fractional percentage interests shall be entitled to a corresponding fractional vote.

Section 4.7.  Proxy.  Every proxy must be executed in writing by the Member or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Company prior to or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

Section 4.8.  Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Members entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of Members.

Section 4.9.  Meetings by Conference Telephone.  Members may participate in and hold meetings of Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

MEMBERSHIP CAPITAL CONTRIBUTIONS

Section 5.1.  Capital Contributions.  The initial capital contribution of each Member shall be set forth on Exhibit A attached hereto.

Section 5.2.  Additional Contributions.  No additional capital contributions shall be required of any Member.

Section 5.3.  Loans from Members.  Upon the approval of the Managers, any Member may (but shall not be obligated to) advance funds in the form of a loan to the Company.

ARTICLE VI

DISTRIBUTION TO MEMBERS

The Managers shall determine, in their sole discretion, the amount and timing of all distributions from the Company.  Distributions shall be divided among the Members in accordance with their Percentage Interests.  Distributions in kind shall be made on the basis of agreed value as determined by the Managers.  Notwithstanding the foregoing, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, the liabilities of the Company, other than liabilities to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company assets, except that the fair value of property that is subject to liability for which recourse of creditors is limited, shall be included in the Company assets only to the extent that the fair value of the property exceeds that liability.

ARTICLE VII

ALLOCATION OF NET PROFITS AND LOSSES FOR TAX PURPOSES

For accounting and income tax purposes, all items of income, gain, loss, deduction, and credit of the Company for any taxable year shall be allocated among the Members in accordance with their respective Percentage Interests, except as may be otherwise required by Section 704(c) of the Internal Revenue Code of 1986, as amended.

ARTICLE VIII

DISSOLUTION AND WINDING UP

Section 8.1.  Dissolution.  The Company shall be dissolved upon the first of the following to occur:

(a)                                  Thirty (30) years from the date of filing the Articles of Organization of the Company;

(b)                                 Written consent of all Members to dissolution;

(c)                                  The bankruptcy, retirement, resignation, expulsion or dissolution of a Member, unless there is at least one remaining Member and such Member or Members unanimously agree to continue the Company and its business.

Section 8.2.  Winding Up.  Unless the Company is continued pursuant to Section 1(c) of this Article VIII, in the event of dissolution of the Company, the Managers shall wind up the Company’s affairs as soon as reasonably practicable.  On the winding up of the Company, the Managers shall pay and/or transfer the assets of the Company in the following order:

(a)                                  In discharging liabilities (including loans from Members) and the expenses of concluding the Company’s affairs;

(b)                                 The balance, if any, shall be divided between the Members in accordance with the Members’ Percentage Interests.

ARTICLE IX

MANAGERS

Section 9.1.  Selection of Managers.  Management of the Company shall be vested in the Managers.  The Managers of the Company shall be appointed by the Members.  Each Manager shall serve as a Manager until removed pursuant to Sections 9.2 or 9.3.  Managers need not be residents of the State of Delaware.  The initial Managers of the Company shall be the following named persons:

Dennert O. Ware

Dennis E. Noll

Section 9.2.  Resignations.  Each Manager shall have the right to resign at any time upon written notice of such resignation to the President or Secretary of the Company.  Unless otherwise specified in such written notice, the resignation shall be effective upon the receipt by the Company.

Section 9.3.  Removal of Manager.  Any Manager may be removed, for or without cause, though his term may not have expired, by the vote of a majority of the Percentage Interests of the Members at a special meeting called for that purpose.

Section 9.4.  General Powers.  The business of the Company shall be managed by its Managers, which may exercise any and all powers of the Company and do any and all such lawful acts and things as are not reserved under the Act, the Articles of Organization or by this Agreement directly to the Members.

Section 9.5.  Place of Meetings.  The Managers of the Company may hold their meetings, both regular and special, either within or without the State of Delaware.

Section 9.6.  Annual Meetings.  The annual meeting of the Managers shall be held without further notice immediately following the annual meeting of the Members, and at the same place, unless such time or place shall be changed by unanimous consent of the Managers.

Section 9.7.  Regular Meetings.  Regular meetings of the Managers may be held without notice at such time and place as shall from time to time be determined by the Managers.

Section 9.8.  Special Meetings.  Special meetings of the Managers may be called by any Manager on two (2) days notice to each Manager, with such notice to be given personally, by mail, or by facsimile.

Section 9.9.  Quorum and Voting.  At all meetings of the Managers the presence of at least a majority of the number of Managers shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Managers, except as may be otherwise specifically provided by the Act, the Articles of Organization or this Agreement.  If a quorum shall not be present at any meeting of Managers, the Managers present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.10.  Committees.  The Managers may, by resolution passed by a majority of the Managers, designate committees, each of which shall consist of one or more Managers and shall have such power and authority and shall perform such functions as may be provided in such resolution.  Such committee or committees shall have such name or names as may be designated by the Managers and shall keep regular minutes of their proceedings and report the same to the Managers when required.

Section 9.11.  Compensation of Managers.  The Members shall have the authority to fix the compensation of Managers and to provide for the reimbursement of reasonable expenses incurred by the Managers on behalf of the Company.

Section 9.12.  Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Managers or of any committee designated by the Managers may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the Managers or of such committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 9.13.  Meetings by Conference Telephone.  Managers or members of any committee designated by the Managers may participate in and hold a meeting of the Managers or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 9.14.  Liability of Managers.  No Manager of the Company shall be personally liable for any debts, liabilities, or obligations of the Company, including under a judgment decree, or order of court.

ARTICLE X

NOTICES

Section 10.1.  Form of Notice.  Whenever under the provisions of the Act, the Articles of Organization or this Agreement notice is required to be given to any Manager or Member, and no provision is made as to how such notice shall be given, notice shall not be construed to mean personal notice.  Any such notice may be given in writing, by mail, postage prepaid, addressed to such Manager or Member at such address as appears on the books of the Company, or by telex, telegraph or mailgram.  Any notice required or permitted to be given by mail shall be deemed to be given at the time the same is deposited, postage prepaid, in the United States mail as aforesaid.

Section 10.2.  Waiver.  Whenever any notice is required to be given to any Manager or Member of the Company under the provisions of the Act, the Articles of Organization or this Agreement, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated in such waiver, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

OFFICERS

Section 11.1.  In General.  The officers of the Corporation shall be elected by the Managers and shall be a Chairman, a President, a Secretary and a Treasurer.  The Managers may also elect Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall also be officers.  Two or more offices may be held by the same person.  Managers may be officers.

Section 11.2.  Election.  The Managers at their first meeting after each annual meeting of the Members shall elect a Chairman, a President, a Secretary and a Treasurer and may appoint such other officers and agents as it shall deem necessary, and may determine the salaries of all officers and agents from time to time.  The officers shall hold office until their successors are duly elected and qualified.  Any officer elected or appointed by the Managers may be removed, for or without cause, at any time by a majority vote of the Managers.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 11.3.  Chairman.  The Chairman of the Managers, if there be a Chairman, shall preside at all meetings of the Members and the Managers shall have such other powers as may from time to time be assigned by the Managers.

Section 11.4.  President.  The President shall be the chief executive officer of the Company, shall have authority and responsibility for the general and active management of the business of the Company and shall see that all orders and resolutions of the Managers are carried into effect.  Subject to the prior approval of the Managers, the President shall execute all contracts, mortgages, conveyances or other legal instruments in the name of and on behalf of the Company, but this provision shall not prohibit the delegation of such powers by the Managers to some other officer, agent or attorney-in-fact of the Company.

Section 11.5.  Vice Presidents.  The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Managers, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Managers shall prescribe.

Section 11.6.  Secretary.  The Secretary shall attend all sessions of the Managers and all meetings of the Members and shall record all votes and the minutes of all such proceedings in a book to be kept for that purpose, and shall perform like duties for any other committees of the Managers when required.  The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Managers, and shall perform such other duties as may be prescribed by the Managers or President, under whose supervision he shall be.

Section 11.7.  Assistant Secretaries.  Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Managers or the President.

Section 11.8.  Treasurer.  The Treasurer shall have the custody of all corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Company, and shall deposit all moneys and other valuable effects in the name of and to the credit of the Company in such depositories as may be designated by the Managers.  The Treasurer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, shall render to the President and Managers, at the regular meetings of the Managers or whenever they may otherwise require, an account of all his transactions as Treasurer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Managers or the President.

Section 11.9.  Assistant Treasurers.  Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Managers or the President.

ARTICLE XII

INDEMNITY

Section 12.1.  Indemnification. The Company shall indemnify its Managers, officers, employees, agents and others as fully as, and to the same extent a corporation may indemnify its directors, officers, employees and agents under the Delaware General Corporation Law, as now in effect or hereafter amended.  The Company shall have the power to purchase and maintain liability insurance coverage for those persons as, and to the fullest extent, permitted by the Act, as presently in effect and as may be hereafter amended.

Section 12.2.  Indemnification Not Exclusive.  The rights of indemnification and reimbursement provided for in Section 12.1 shall not be deemed exclusive of any other rights to which any such Manager, officer, employee or agent may be entitled under the Statement of Formation, any agreement or vote of Members, or as a matter of law or otherwise.

ARTICLE XIII

MISCELLANEOUS

Section 13.1.  Fiscal Year.  The fiscal year of the Company shall end on December 31st.

Section 13.2.  Records.  The Managers shall maintain records and accounts of all operations of the Company.  At a minimum, the Company shall keep at its principal place of business the following records:

(a)                                  A current list of the name and last known mailing address of each Member;

(b)                                 A current list of each Member’s Percentage Interest;

(c)                                  A copy of the Articles of Organization and Agreement of the Company, and all amendments thereto, together with executed copies of any powers of attorney;

(d)                                 Copies of the Federal, state, and local income tax returns and reports for the Company’s six most recent tax years; and

(e)                                  Correct and complete books and records of account of the Company; and

(f)                                    Minute books which accurately reflect the meetings of the Members and Managers.

Section 13.3.  Seal.  The Company may by resolution of the Managers adopt and have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.  Any officer of the Company shall have authority to affix the seal to any document requiring it.

Section 13.4.  Checks.  All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Managers.  In the absence of such determination by the Managers, such instruments shall be signed by the Treasurer or the Secretary and countersigned by the President or a Vice President of the Company.

Section 13.5.  Deposits.  All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Managers may select.

Section 13.6.  Annual Statement.  The Managers shall present at each annual meeting, and, when called for by vote of the Members, at any special meeting of the Members, a full and clear statement of the business and condition of the Company.

Section 13.7.  Financial Statements.  As soon as practicable after the end of each fiscal year of the Company, a balance sheet as at the end of such fiscal year, and a profit and loss statement for the period ended, shall be distributed to the Members, along with such tax information (including all information returns) as may be necessary for the preparation of each Member of its federal, state and local income tax returns.  The balance sheet and profit and loss statement referred to in the previous sentence may be as shown on the Company’s federal income tax return.

ARTICLE XIV

AMENDMENTS

Section 14.1.  Amendments.  This Agreement may be altered, amended or repealed and a new Agreement may be adopted by the vote of a majority of the Percentage Interests of the Members, at any regular meeting or at any special meeting called for that purpose.

Section 14.2.  When Regulations Silent.  It is expressly recognized that when this Agreement is silent as to the manner of performing any Company function, the provisions of the Act shall control.

Executed and adopted as the Limited Liability Agreement of the Company by the undersigned sole member of the Company as of the 13th day of December, 2001.

KCI USA, INC.

By:
Dennis E. Noll, Vice President

EXHIBIT A

Member	Initial Capital Contribution	Percentage Interest

KCI USA, Inc.	Contribution of KCI USA, Inc.’s 10% membership interests in each of KCI Properties Limited and KCI Real Property Limited	100%